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                                 EXHIBIT 10 (tt)

              FIRST AMENDMENT TO 1996 INCENTIVE STOCK OPTION PLAN
                              DATED JULY 23, 1998


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                               FIRST AMENDMENT
                                       TO
                      CDW 1996 INCENTIVE STOCK OPTION PLAN


     This First Amendment to the CDW 1996 Incentive Stock Option Plan (this "Amendment") is made as of this 23rd day of July, 1998.

                              W I T N E S S E T H:

     WHEREAS, on the 14th day of November, 1996, CDW Computer Centers, Inc., an Illinois corporation (the "Company"), adopted the CDW 1996 Incentive Stock Option Plan pursuant to which the Company is authorized to grant stock options to the Company's directors, officers, employees and consultants (the "Plan");

     WHEREAS, the Compensation and Stock Option Committee of the Company (the "Committee") deems it to be in the best interests of the Company that the Plan be amended so as to clarify that the Plan may be used to grant stock options to directors, officers, employees and consultants of the Company's subsidiaries and affiliates and such other changes as reflected herein; and

     WHEREAS, the Committee is vested with the ability to amend the Plan pursuant to Section 12 thereof.

     NOW, THEREFORE, in accordance with the powers vested in the Committee under the Plan, the Plan shall be amended as follows:

     7.  Section  1(a) of the Plan shall be restated in its entirety as follows:
"The purpose of the CDW 1996 Incentive Stock Option Plan (the "Plan") as hereinafter set forth, is to enable CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and its subsidiaries and affiliates, to attract, retain and reward all directors, officers, employees and consultants by offering them an opportunity to have a greater proprietary interest in and closer identity with the Company and with its financial success and thereby encourage such individuals to remain in the employ or service of the Company or to attract to the Company people of exceptional experience and ability."

     8. The first sentence of Section 3(a) of the Plan shall be restated in its entirety as follows: "Options may be granted under this Plan to all directors, officers, employees and consultants of the Company, its subsidiaries and/or its affiliates (collectively, "Employees")."

     9. The first sentence of Section 5(f)(i) shall be restated in its entirety as follows: "In the event that an Employee shall cease to be employed by the Company for any reason other than death, Disability (as defined below), Retirement (as defined below) or for cause (as defined below), the Employee or personal representative shall have the right, subject to the provisions of
Section 5(b), 5(j) and 6 hereof, to exercise his or her Options at any time within three (3) months after such cessation of employment but only as to such number of Shares as to which his or her Options were vested and exercisable at the date of such cessation of employment."

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     10.  Section  5(f)(i)  shall be  amended  by adding  the  following  as new subsection (D):

     "(D) if cessation of employment occurs by reason of the Retirement (as hereinafter defined) of the Employee, the Options granted to such Employee shall continue to vest in accordance with their original vesting schedule and Employee shall be entitled to exercise said Options as if the Employee were still employed by the Company."

     11. Section 5(f)(ii) shall be amended by replacing the term "Agreement" throughout said section with the term "Plan".

     12. Section 5(f) shall be amended by adding the following as a new subsection 5(f)(iii):

     ""Retirement" for purposes of this Plan shall be defined as the voluntary termination of employment by the Employee at any time after attaining age 62 and provided that said Employee has been continuously employed by the Company for a period of not less than ten (10) years at the time of the Employee's voluntary termination."

     13. A new Section 5(j) shall be added as follows:

          (j) Non-Competition. In the event that an Employee is employed by, receives compensation from or otherwise is associated with or has agreed in principle to be employed by or to receive compensation from or otherwise be associated as an officer, agent, director, employee, shareholder, consultant, or otherwise with a Competitor (as hereinafter defined) of the Company at any time prior to the expiration of the Options: (i) all unexercised Options shall be forfeited and (ii) any Option Proceeds (as hereinafter defined) shall be immediately due and payable by the Employee to the Company. For purposes of this Section, "Competitor" shall be any entity or person which engages for any portion of its business in the sale of personal computer products to residents of the United States. For purposes of this Section, "Option Proceeds" shall mean (i) the difference between (A) the per share closing price of the Company's Common Stock as reported on the Nasdaq Stock Market or such other reported value of the Common Stock as shall be specified by the Committee at the date of exercise and (B) the per share exercise price of the Option, multiplied by (ii) the number of shares acquired pursuant to any exercise of Options issued under this Plan which occurs after the date 24 months prior to the date of termination of employment with the Company. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which Company may have against the Employee in respect of a breach by the Employee of any duty or obligation to the Company.

     14. The Amendment shall become effective as of the date set forth above.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the CDW 1996 Incentive Stock Option Plan as of this 23rd day of July, 1998, in Vernon Hills, State of Illinois.


                Signature                                 Title
                ---------                                 -----


         /s/ Michelle L. Collins             Director and Member of Compensation
         Michelle L. Collins                 and Stock Option Committee

         /s/ Joseph Levy, Jr.                Director and Member of Compensation
         Joseph Levy, Jr.                    and Stock Option Committee

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